Exhibit 99.1

Laser Photonics Announces Stockholder Approval of Warrant Inducement Agreements

Approval at Special Meeting of Stockholders Satisfies the Stockholder Approval Condition, Permitting Exercise of the New Series A-5 and Series A-6 Warrants

ORLANDO, FL – June 30, 2026 – Laser Photonics Corporation (NASDAQ: LASE) (“Laser Photonics” or the “Company”), a global leader in laser systems for industrial and defense applications, today announced that, at a special meeting of stockholders held on June 26, 2026, its stockholders approved each of the Company’s previously disclosed Warrant Inducement Agreements, dated March 15, 2026 and April 26, 2026.

Under the terms of the Warrant Inducement Agreements, the new Series A-5 and Series A-6 common stock purchase warrants issued to participating holders were exercisable only on or after the date the Company obtained stockholder approval, as required under applicable Nasdaq listing rules. With stockholder approval now obtained, the condition to exercise contained in the Series A-5 and Series A-6 warrants has been satisfied, and those warrants are now exercisable in accordance with their respective terms.

As of the close of business on May 13, 2026, the record date for the special meeting, 38,568,263 shares of the Company’s common stock, par value $0.001 per share, were outstanding and entitled to vote. Holders of 14,300,930 shares, or approximately 37.08% of the shares outstanding and entitled to vote, were represented at the meeting in person or by proxy.

The voting results for each proposal were as follows:

Proposal	For	Against	Abstain
Warrant Inducement Agreement dated March 15, 2026	14,183,036	106,775	11,119
Warrant Inducement Agreement dated April 26, 2026	14,146,320	143,491	11,119

There were no broker non-votes with respect to either proposal.

Additional information regarding the special meeting and the final voting results is available in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

About Laser Photonics Corporation

Laser Photonics Corporation (NASDAQ: LASE) is a global leader in laser systems for industrial and defense applications. The Company develops and manufactures advanced laser technologies used in cleaning, surface preparation, and precision material processing across demanding operating environments. Laser Photonics serves a broad range of end markets, including defense and government, aerospace, energy, maritime, automotive, and advanced manufacturing. Through a combination of internal development, strategic acquisitions, and partnerships, the Company continues to expand its product portfolio and address new applications where performance, efficiency, and environmental considerations are critical. For more information, please visit laserphotonics.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws. These statements are based on current expectations as of the date of this press release and involve risks and uncertainties that may cause results to differ materially from those indicated by these forward-looking statements. These forward-looking statements include, among other things, statements regarding the exercisability of the Company’s Series A-5 and Series A-6 warrants following receipt of stockholder approval and the potential issuance of shares of common stock upon any exercise of those warrants. These risks and uncertainties include, but are not limited to, the impacts of federal government funding disruptions and shutdowns on our contracts, operations, capital-raising activities, and strategic initiatives. We encourage readers to review the “Risk Factors” in our Registration Statement and other filings with the Securities and Exchange Commission for a comprehensive understanding. Laser Photonics Corp. undertakes no obligation to revise or update any forward-looking statements, except as required by applicable laws or regulations, to reflect events or circumstances after the date of this press release.

Investor Relations Contact

Lucas A. Zimmerman & Ian Scargill

MZ Group - MZ North America

(262) 357-2918

LASE@mzgroup.us

www.mzgroup.us